Exhibit 99.1

          DOCUMENT SCIENCES ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

                  YTD REVENUE UP BY 34% OVER FIRST HALF OF 2004

    CARLSBAD, Calif., Aug. 4 /PRNewswire-FirstCall/ -- Document Sciences Corporation (Nasdaq: DOCX) today reported a net loss for the quarter ended June 30, 2005, of $23,606 compared with net income of $165,270 for the quarter ended June 30, 2004. Net loss per share for the quarter ended June 30, 2005, was $0.01 based on 4,119,752 basic shares outstanding, compared with net income per share of $0.04, based on 4,460,011 diluted shares outstanding for the same quarter in 2004. Revenues for the quarter ended June 30, 2005, were $7.5 million, an increase of 36% from the revenues of $5.5 million for the quarter ended June 30, 2004.

    For the six months ended June 30, 2005, the company reported net income of $91,376, or $0.02 per share based on 5,236,010 diluted shares outstanding, compared with net income of $277,382, or $0.06 per share based on 4,431,845 diluted shares outstanding for the six months ended June 30, 2004. Revenues for the six months ending June 30, 2005 were $14.4 million, a 34% increase over the $10.7 million of revenues for the six months ending June 30, 2004.

    Jack McGannon, Document Sciences' President and CEO, stated that "we continue to exhibit strong revenue growth, a primary goal for the company this year. At the same time, we have been able to maintain profitability through the first six months of the year, even as we have recorded substantial non-cash expenses. Total depreciation and amortization expense for the second quarter was $544,000 and over $1.1 million through the first half of the year. We have capitalized no software development costs this year. Our cash balance of $6.9 million at June 30, 2005 represents an increase of $1.3 million from the $5.6 million balance at June 30, 2004."

    McGannon added "growth continues to be striking in Professional Services, where revenues grew by nearly $1.6 million over the same quarter last year. Revenues from Initial License Fees were up slightly over the second quarter of last year, and xPression made up 70% of our initial license revenue during the second quarter. Annual License Fee revenue, up by 11%, continued its steady growth pattern."

    McGannon further stated that "expenses were up significantly over the same quarter last year, particularly in the area of Professional Services, where we have added substantial headcount to support our increased project load. Reported Research & Development expenses were up by over $0.4 million versus the second quarter of last year due to the fact that we did not capitalize any software development costs during the second quarter of 2005, while we capitalized over $0.6 million in the second quarter of 2004. For the first six months of this year, we have capitalized no software development costs, while we capitalized $1.3 million through the first six months of 2004. Additionally, Cost of Initial License Fees was up by over $0.3 million due to increased non-cash amortization expense following the release of xPression 2.0 in the fourth quarter of 2004."

    About Document Sciences
    Document Sciences Corporation delivers real-time, interactive content processing services that content-driven organizations depend on to realize productivity benefits, cut costs, and increase competitiveness. Over 600 customers and partners worldwide use Document Sciences products in insurance, banking and financial services, managed-care, telecommunications, utilities and commercial print service bureaus. Customers include more than 60 Fortune 500 companies. Based in Carlsbad, California, with regional locations across the U.S. and London, Document Sciences also markets its products in Australia, Canada, New Zealand, Brazil, Mexico and China. For more information about Document Sciences Corporation visit www.docscience.com.

    This press release may contain "forward-looking" statements about possible or assumed future results of our financial condition, operations, plans, objectives and performance. You can identify these statements by the fact they use words such as "believe," "expect," "anticipate," "estimate," "project," "intend," "plan" or similar expressions. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in these forward-looking statements. Some of these events or factors include the following: (i) national, international, regional and local economic, competitive and regulatory conditions and developments; (ii) the market for document automation software (including the emerging content processing market); (iii) market acceptance of enhancements to our existing products and introduction of new products; (iv) continued profitability of our professional services; (v) maintaining our relationships with Xerox Corporation and our other distribution partners and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2004. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.

                          DOCUMENT SCIENCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                           June 30,      December 31,
                                            2005            2004
                                        -------------   -------------
                                         (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents             $   4,331,429   $   5,193,440
  Short-term investments                    2,536,898       1,530,523
  Accounts receivable, net                  6,477,094       7,601,485
  Other current assets                      1,159,670         876,201
    Total current assets                   14,505,091      15,201,649
Property and equipment, net                   841,319         511,318
Software development costs, net             2,313,787       3,247,194
Goodwill, net                               4,495,192       4,495,192
Other assets                                      ---          57,536
    Total assets                        $  22,155,389   $  23,512,889

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                      $     231,262   $     137,886
  Accrued compensation                      1,484,679       1,456,261
  Other accrued liabilities                   526,243         649,525
  Deferred revenue                         10,545,147      12,092,782
    Total current liabilities              12,787,331      14,336,454

Obligations under capital leases               37,932          48,342

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value                 4,239           4,205
  Treasury stock                             (404,071)       (440,930)
  Additional paid-in capital               13,015,931      12,943,243
  Accumulated comprehensive loss              (67,200)        (68,276)
  Retained deficit                         (3,218,773)     (3,310,149)
    Total stockholders' equity              9,330,126       9,128,093
    Total liabilities and
     stockholders' equity               $  22,155,389   $  23,512,889

                          DOCUMENT SCIENCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                      Three Months Ended              Six Months Ended
                                           June 30,                       June 30,
                                 ----------------------------   ----------------------------
                                     2005            2004           2005            2004
                                 ------------    ------------   ------------    ------------
Revenues:
 Initial license
  fees                           $  1,646,844    $  1,593,320   $  3,346,273    $  3,201,021
 Annual renewal
  license and
  support fees                      3,256,675       2,929,296      6,361,095       5,738,144
 Services and
  other                             2,551,367         955,223      4,676,705       1,799,092
   Total revenues                   7,454,886       5,477,839     14,384,073      10,738,257
Cost of revenues:
 Initial license
  fees                                590,983         272,205      1,175,756         534,099
 Annual renewal
  license and
  support fees                        528,611         504,119      1,063,304       1,017,753
 Services and
  other                             1,920,015         741,696      3,486,039       1,431,365
   Total cost of
    revenues                        3,039,609       1,518,020      5,725,099       2,983,217
Gross margin                        4,415,277       3,959,819      8,658,974       7,755,040
Operating expenses:
 Research and
  development                       1,337,634         903,706      2,697,500       1,831,707
 Selling and
  marketing                         2,255,753       2,084,817      4,179,515       3,983,184
 General and
  administrative                      937,742         818,025      1,798,963       1,685,104
   Total operating
    expenses                        4,531,129       3,806,548      8,675,978       7,499,995
Income (loss)
 from operations                     (115,852)        153,271        (17,004)        255,045
 Interest and
  other income, net                    92,246          18,881        121,545          41,460
Income (loss)
 before income taxes                  (23,606)        172,152        104,541         296,505
 Provision for
  income taxes                            ---           6,882         13,165          19,123
Net income (loss)                $    (23,606)   $    165,270         91,376    $    277,382

Net income (loss)
 per share -- basic              $      (0.01)   $       0.05   $       0.02    $       0.09
Weighted average
 shares used in
 basic calculation                  4,119,752       3,284,161      4,113,391       3,253,225
Net income (loss)
 per share
 -- diluted                      $      (0.01)   $       0.04   $       0.02    $       0.06
Weighted average
 shares used in
 diluted
 calculation                        4,119,752       4,460,011      5,236,010       4,431,845

SOURCE  Document Sciences Corporation
    -0-                             08/04/2005
    /CONTACT: Media, Jack McGannon, +1-760-602-1597, jmcgannon@docscience.com, or Investors, Leslie Weller, +1-760-602-1524, lweller@docscience.com, both of Document Sciences Corporation/
    /Web site:  http://www.docscience.com /

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